Exhibit 10.5

Mount Rainier Acquisition Corp.

256 W. 38th Street, 15th Floor

New York, NY 10018

October  4, 2021

DC Rainier SPV LLC
501 Silverside Road, Suite 102

Wilmington, Delaware 19809

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between Mount Rainier Acquisition Corp., a Delaware corporation (the “Company”) and Dominion Capital LLC, a Delaware limited liability company (“DC LLC”) will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Global Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 (Registration No. 333-256816) and related prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination (as defined in the Registration Statement) or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) DC LLC shall make available, or cause to be made available, to the Company, at 256 W. 38th Street, 15th Floor New York, NY 10018 (or any successor location of DC LLC), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefor, the Company shall pay DC LLC the sum of $10,000 per month payable commencing on the Listing Date and continuing monthly thereafter until the Termination Date. DC LLC agrees that payment of such amounts will be deferred, without interest, until the date of consummation by the Company of the initial Business Combination; and

(ii) DC LLC hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement in or to, and any and all right to seek payment of any amounts due to it (each, a “Claim”) out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

Very truly yours,

MOUNT RAINIER ACQUISITION CORP.

By:	/s/ Matthew Kearney
Name:	Matthew Kearney
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

DOMINION CAPITAL LLC

BY:	DOMINION CAPITAL HOLDINGS LLC, ITS MANAGER

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Managing Member

[Signature Page to Administrative Services Agreement]